PCS Edventures!.com, Inc.

Request for:

Fifth Extension of Promissory Note Dated March 31, 2011

Contents:

Amendment and Extension of Promissory Note

Please complete the attached Amendment and Extension of Promissory Note and deliver it to:

PCS Edventures!.com, Inc.

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

Attn:  Robert Grover

10% Secured Promissory Note

Dated: March 31, 2011

Original Due Date:                            June 29, 2011

Extended Due Date:               October 27, 2011

Second Extended Due Date:     November 28, 2011

Third Extended Due Date:                   May 31, 2012

Fourth Extended Due Date:                April 30, 2013

Fifth Extended Due Date:

 April 30, 2016

Amendment and Extension of Promissory Note & Warrants

PCS Edventures!.com, Inc., an Idaho corporation (“Company”), issued a promissory note dated March 31, 2011 in the amount of $XXXXXX (“Note”) payable to the Lender designated therein on June 29, 2011 (“Original Due Date”).  The Note was issued as part of an offering of Promissory Notes and Warrants (“Offering”) by the Company in March 2011 whereby Notes in the aggregate amount of Two Hundred and Fifteen Thousand Dollars ($215,000) were issued to certain Lenders.  The Note is secured in accordance with a Security Agreement dated March 31, 2011 (“Security Agreement”).  As part of the Offering, the Lenders were issued warrants (“Original Warrants”) to acquire shares of Company’s common stock for $0.15 per share exercisable at any time within 36 months after the date of issuance of the Warrants.

Said Note’s Maturity Date under the Note was extended from June 29, 2011 to October 27, 2011 (the “First” Extension) and additional warrants were attached to said first extension at the same terms and price as described above. On October 27, 2011 the maturity date was extended to November 28, 2011 (the “Second” Extension) and subsequently the Note was extended to May 31, 2012 (the “Third” Extension) at which time quarterly payments were to commence. The Note was subsequently extended from May 31, 2012 to April 30, 2013. (the “Fourth” Extension), at which the Note was combined with the original principal amount and all accrued interest as of July 31, 2012. Going forward interest would be calculated at a compound rate at ten (10%) percent and quarterly payments would begin on April 30, 2013. In consideration for extending the due date of the promissory notes, the expiration dates on the warrants issued on March 31, 2011 and June 27, 2011, were amended and extended an additional three years, making the new expiration dates August 1, 2017. A copy of the original Note and each of the Extension Agreements are attached hereto and incorporated herein.

Noteholder is the Lender designated in the Note or a successor or assign of the designated Lender.

In consideration of the mutual promises set forth herein, Company and Noteholder agree as follows (“Agreement’):

1.

Extension of Note and Security Agreement and Dates for Payment.  The Note and Security Agreement are hereby amended by extending the payment due date from    April 30, 2013 to April 30, 2016, when payment of the principal and any accrued interest would be due in full. Noteholder hereby waives any default under the Note or Security Agreement that may have occurred prior to Noteholder’s execution and delivery of the Extension Documents.

2.

Payments to be Made on Note.  Beginning on April 30, 2013, the Company shall make a payment for all accrued interest from August 1, 2012 to April 30, 2013 on the Note in the amount of $XXXX, which payment in full of accrued interest is acknowledged, In addition, the company agrees to make quarterly interest payments within 30 days of each calendar quarter end. The last payment due and payable the last day of April 30, 2016, shall be made in such amount to pay all remaining principal of the Note and accrued interest in full.

3.

Effectiveness of Note and Security Agreement Terms.  Except for the extension of the due date of the Note as provided in paragraph 1 of this Agreement, the Note and the Security Agreement shall remain in full force and effect in accordance with their respective terms.

In witness whereof, the Company and Noteholder have caused this Agreement to be duly executed as of June 7, 2013.

Company:   PCS Edventures!.com, Inc.

By:       ___________________________

Robert O. Grover

Chief Executive Officer and Director

Noteholder:

By:

___________________________________________

Lender

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